ADMINISTRATIVE SERVICES
                                    AGREEMENT


THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") made as of October 26, 2001, is by and among AYCO SERIES TRUST, a Delaware business trust ("Trust") on behalf of the series of the Trust set forth in Schedule One hereto ("Schedule One," as the same may be amended from time to time) (such series of the Trust are hereinafter collectively referred to as the "Fund" or "Funds"), THE AYCO COMPANY, L.P., a Delaware limited partnership ("Adviser"), and JOHN HANCOCK LIFE INSURANCE COMPANY, a Massachusetts corporation ("Life Company").

                              W I T N E S S E T H:

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, each of the Funds is available as an investment vehicle for certain of the Life Company's separate accounts in order to fund the variable life insurance and variable annuity contracts ("Contracts") listed on Schedule Two of this Agreement ("Schedule Two"), as the same may be amended from time to time; and

WHEREAS, the Life Company has entered into a participation agreement dated October 26, 2001, among the Life Company, the Trust and Mercer Allied Company, L.P., the Trust's distributor ("Participation Agreement"), as the same may be amended from time to time; and

WHEREAS, the Adviser provides, among other things, investment advisory and certain administrative services to the Trust and the Funds; and

WHEREAS, the Adviser and the Trust, on behalf of each of its Funds, desire the Life Company to provide the administrative services specified in Section 1 of this Agreement ("Administrative Services"), in connection with the Contracts and for the benefit of persons who maintain their ownership interests in one or more separate accounts of the Life Company ("Shareholders"), whose interests may be included in the master account ("Master Account") referred to below, and the Life Company is willing and able to provide such Administrative Services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained in this Agreement, each party hereto severally agrees as follows:

1.   Services to be Provided by the Life Company.

     The Life Company agrees to perform the Administrative Services specified below for the benefit of the Shareholders:

     1.1. Maintain separate records for the Shareholders, which records shall reflect share balances held for the benefit of the Shareholders in each separate account.

     1.2. For each Fund, disburse or credit to Shareholders all proceeds of any redemption of shares of the Fund and all dividends and other distributions: (a) not reinvested in shares of the Fund; (b) not paid to one or more separate accounts holding the Shareholders' interests; or (c) not paid to the Life Company with respect to fees and charges under Shareholders' variable annuity or variable life insurance contracts with the Life Company.

     1.3. Prepare and transmit to each Shareholder periodic account statements showing the total number of interests in one or more separate accounts funded with shares of each Fund as of the statement closing date; the total number of units in each sub-account of each such separate account to which such Shareholder has allocated value ("Sub-Account Units"), and all purchases and redemptions of such Sub-Account Units.

     1.4. Transmit to each Shareholder proxy materials and reports and other information received by the Life Company from any of the Funds and required to be sent to Shareholders under the federal securities laws.

     1.5. Transmit to the Trust's transfer agent net purchase and net redemption orders on behalf of Shareholders.

     1.6. Provide to the Funds, or to the transfer agent for any of the Funds, or any of the agents designated by any of them, such periodic reports as shall reasonably be concluded to be necessary to enable each of the Funds to comply with any applicable federal and state securities law requirements.

     1.7. As may be reasonably requested by the Trust from time to time, provide Shareholders with telephone servicing support and other support services in connection with the Funds, including providing information about the Trust and any Fund previously approved by the Trust or its designee pursuant to Section
4.1 of the Participation Agreement and answering questions concerning the Trust and its Funds, including questions respecting Shareholders' interests in one or more Funds.

     1.8. As may be reasonably requested by the Trust from time to time, assist the Trust in tabulating Shareholders' voting instructions in the event of a proxy solicitation by the Trust, including receiving, tabulating and transmitting voting instructions executed by or on behalf of Shareholders, in a manner consistent with, and to the extent required by, applicable federal and state securities laws.

     1.9. Provide sub-accounting services and such similar services as the Trust may reasonably request to the extent that the Life Company is permitted to do so under applicable statutes, rules or regulations.

2.   Records.

     2.1. The Life Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the duties and responsibilities set forth in this Agreement and will otherwise comply with all laws, rules and regulations applicable to maintaining and preserving such books and records.

     2.2. The Life Company agrees to provide copies of all the historical records relating to transactions between the Funds and Shareholders, and all written communications and other related materials regarding the Fund(s) to or from such Shareholders, as reasonably requested by the Trust, the Adviser or their representatives (which representatives include, without limitation, the auditors or legal counsel of the Trust, the Adviser or the Trust's distributor as the case may be), to enable the Trust or its representatives to comply with any request of a governmental body or self-regulatory organization. The Life Company also agrees to provide copies of all the historical records relating to transactions between the Funds and the separate accounts, as reasonably requested by the Trust, the Adviser or their representatives (which representatives include, without limitation, the auditors or legal counsel of the Trust, the Adviser or the Trust's distributor as the case may be), to enable the Trust or the Adviser or their representatives to monitor and review the Administrative Services performed by the Life Company, or comply with any request of the Board or of a governmental body or self-regulatory organization. In addition, the Life Company agrees that it will permit the Trust, the Adviser or their representatives to have reasonable access to its personnel and such historical records, and to otherwise reasonably cooperate with the Trust and the Adviser, in order to facilitate the monitoring of the quality of the Administrative Services or the resolution of any Shareholder inquiry or complaint with respect to the Trust or the Adviser. The Trust and the Adviser agree that the historical records referred to herein and the information in any records provided will not be used or disclosed by the Trust, the Adviser or their representatives for any purpose other than the specific purposes described in this paragraph or as otherwise required by law.

     2.3. This Agreement shall not require the Life Company to preserve any records (in any medium or format) relating to this Agreement beyond the time periods otherwise required by the laws to which the Life Company, the Trust and the Adviser are subject.

3.   Life Company's Use of the Services of Others; Notice of Incapacity.

     3.1. The Life Company may, with the consent of the Trust and the Adviser, contract with or establish relationships with other parties for the provision of the Administrative Services or other activities of the Life Company required by this Agreement, or the Participation Agreement, provided that the Life Company shall be fully responsible for the acts and omissions of such other parties.

     3.2. The Life Company hereby agrees to notify Adviser promptly if for any reason it is unable to perform fully and promptly any of its obligations under this Agreement.

     3.3 The Life Company shall not be responsible for acts and omissions of such other parties as may be retained by the Trust or the Advisor to provide any of the services described by this Agreement or the Participation Agreement.

4.   Authority of the Life Company.

     4.1. The Life Company represents further that it has appropriate authority and is duly empowered to enter into this Agreement and perform the Administrative Services and other obligations of the Life Company set forth in this Agreement.

     4.2. The provisions of the Agreement shall in no way limit the authority of Adviser, or any Fund to take such action as any of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any such Fund and/or the sale of its shares.

5.   Compensation.

     5.1. In consideration of the performance of the Administrative Services by the Life Company as described in this Agreement, beginning on the date hereof and during the term of the Participation Agreement, the Funds and the Adviser agree to pay the Life Company an annual fee which shall equal 0.35% of the value of each Fund's average daily net assets in the Contracts maintained in the separate accounts or in the Master Account for the Shareholders (excluding all assets invested during any guarantee periods available under the Contracts). The determination of the applicable average daily net assets for this purpose shall be made by averaging the net assets in each Fund on each Valuation Date or similar term (as defined in the prospectus relating to the Contracts) within the applicable calendar year. The foregoing fee will be accrued daily and paid by the Funds and/or the Adviser to the Life Company on a calendar year basis, and in this regard, payment of such fee will be made by the Funds and/or the Adviser to the Life Company within thirty (30) days following the end of each calendar year. The proportion of the annual fee to be paid by the Funds and the Adviser will be determined by the Board after its consideration of appropriate information concerning the purposes of the compensation to be paid to the Life Company. Notwithstanding the foregoing, it is agreed among the parties that, with respect to each Contract listed in Schedule Two hereto, no compensation will be due, owed or accrued to the Life Company by the Adviser or any Fund for the Life Company's services under this Agreement until December 31, 2003.

     5.2. Notwithstanding anything in this Agreement or the Participation Agreement appearing to the contrary, any payments by the Funds and/or the Adviser to the Life Company relate solely to the performance by the Life Company of the Administrative Services described herein only, and do not constitute payment in any manner for services provided by the Life Company to the Life Company's Contract owners, or to any separate account organized by the Life Company, or for any investment advisory services, or for costs associated with the distribution of any Contracts.

6.   Indemnification.

     The Life Company shall indemnify and hold harmless each of the Funds, Adviser, and each of their respective officers, trustees, Directors, partners, employees and agents from and against any and all losses, claims, damages, expenses, or liabilities that any one or more of them may incur including, without limitation, reasonable attorneys' fees, expenses and costs arising out of or related to the performance or non-performance by the Life Company of the Administrative Services under this Agreement.

7.   Term and Termination.

     7.1. This Agreement may be terminated without penalty at any time by any party to this Agreement, upon one hundred and twenty days (120) written notice to the other party. Notwithstanding the foregoing, the provisions of Sections 2.1, 2.2, 6 and 7.2 of this Agreement shall continue in full force and effect after termination of this Agreement.


     7.2. After the date of any termination of this Agreement, no fee will be due with respect to any amounts in the Contracts first maintained in the separate accounts or first placed in the Master Account for the benefit of Shareholders after the date of such termination. However, notwithstanding any such termination, the Trust and/or the Adviser will remain obligated to pay the Life Company the fee specified in Section 5 of this Agreement, with respect to the value of each Fund's average daily net assets maintained in the separate accounts or the Master Account with respect to the Contracts as of the date of such termination, for so long as those assets are so held and the Life Company continues to provide the Administrative Services with respect to such Shareholders in conformity with this Agreement. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to amounts for which a fee continues to be due subsequent to such termination.

8.   Miscellaneous.

     8.1. It is understood and agreed that in performing the services under this Agreement, the Life Company, acting in its capacity described herein, shall at no time be acting as an agent for any of the Funds or the Adviser. The Life Company agrees, and agrees to cause its agents, not to make any representations concerning a Fund except those contained in the Fund's then-current prospectus; in current sales literature furnished by the Trust or Adviser to the Life Company; in the then-current prospectus for any Contract issued by the Life Company or then current sales literature with respect to such Contract, approved by the Adviser and the Trust.

     8.2. This Agreement may only be amended pursuant to a written instrument signed by the party to be charged. This Agreement may not be assigned by a party hereto, by operation of law or otherwise, without the prior written consent of the other party.

     8.3. This Agreement  shall be governed by the laws of the State of Delaware
without   giving  effect  to  the   principles  of  conflicts  of  law  of  such
jurisdiction.

     8.4. This Agreement, including Schedule One and Schedule Two, constitutes the entire agreement between the parties with respect to the matters dealt with herein and supersedes any previous agreements and documents with respect to such matters. The parties agree that Schedule One and/or Schedule Two may be replaced from time to time with a new Schedule One and/or Schedule Two to accurately reflect any changes in the Funds available as investment vehicles and/or the Contracts available, under the Participation Agreement, respectively.

     IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


JOHN HANCOCK LIFE INSURANCE COMPANY

By:  _____________________________


Title:  ____________________________

AYCO SERIES TRUST

By:______________________________
         John J. Collins, III


Title:  Chief Financial Officer
        ------------------------

THE AYCO COMPANY, L.P.
By:  Hambre, Inc., General Partner

By:______________________________
         Peter R. Martin


Title:  Vice President & Secretary
        --------------------------


                                  SCHEDULE ONE




Investment Company Name:                               Fund Name(s):
Ayco Series Trust                                      Ayco Growth Fund



                                  SCHEDULE TWO


                                List of Contracts



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 John Hancock Life Insurance Company
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 Medallion Variable Universal Life Plus
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 Medallion Variable Universal Life Edge
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 Variable Estate Protection
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 Variable Estate Protection Plus
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 Variable Estate Protection Edge
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 Medallion Executive Variable Life III
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